UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 22, 2025

Synchrony Card Issuance Trust Synchrony Card Funding, LLC Synchrony Bank
(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-280854, 333-280854-01	82-3295851 (Synchrony Card Funding, LLC) 32-6494512 (Synchrony Card Issuance Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

0001724786 (Synchrony Card Funding, LLC) and 0001724789 (Synchrony Card Issuance Trust)
(Central Index Key for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

(877) 441-5094
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As of December 22, 2025 (the “Addition Date”), Synchrony Card Funding, LLC designated certain credit card accounts (the “Additional Accounts”) as “Accounts” pursuant to Section 2.6 of the Amended and Restated Transfer Agreement, dated as of May 1, 2018, between Synchrony Card Funding LLC, as Transferor, and Synchrony Card Issuance Trust. The Additional Accounts had an aggregate total principal receivables balance of approximately $1,011,253,834.07 as of the close of business on the Addition Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2025	Synchrony Card Funding, LLC

	By:	/s/ Christopher Coffey
	Name:	Christopher Coffey
	Title:	Vice President